UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 3, 2018

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Tempur Way
Lexington, Kentucky 40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 4, 2018, Tempur Sealy International, Inc. (the "Company") issued a press release announcing it had reached an agreement on October 3, 2018 between the Company, the U.S. Internal Revenue Service and the Danish Tax Authority ("SKAT") with respect to income tax assessments from SKAT for the tax years 2001 to 2011. The agreement represents a resolution of a dispute between the Company and SKAT relating to the royalty paid by a U.S. subsidiary of the Company to a Danish subsidiary. The settlement will not have a material impact on the Company’s financial position or liquidity as the Company has previously put amounts on deposit with SKAT for this matter.

For a complete discussion of this matter, please refer to Note 13 in the Company’s “Notes to the Consolidated Financial Statements” under ITEM 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent periodic filings with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated October 4, 2018, titled, "Tempur Sealy Finalizes Agreement on Danish Tax Dispute"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 4, 2018

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer